Exhibit 99.2

SIGA TECHNOLOGIES, INC. ANNOUNCES CLOSE OF $20 MILLION
 COMMON STOCK OFFERING

New York, NY, December 14, 2009 – SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to fight biowarfare pathogens, today announced the closing of its offering of 2,725,339 shares of common stock to a select group of institutional investors at a price of $7.35 per common share.  Net proceeds to the company after deducting the placement agent's fees and estimated offering expenses are approximately $18.6 million. As previously disclosed, SIGA plans to use the net proceeds from the sale of the shares for general corporate purposes, including development of the Company's product candidates, the acquisition or in-license of technologies, products or businesses, working capital and capital expenditures.

RBC Capital Markets served as lead placement agent and Cowen and Company, LLC acted as co-agent.

The shares were sold by SIGA pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on November 18, 2009. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may only be offered by means of a prospectus, including a prospectus supplement, which forms a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from the SEC's website at http://www.sec.gov by contacting RBC Capital Markets at 3 World Financial Center, 8th Floor, 200 Vesey Street, New York, NY 10281, 212-428-6670.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents to fight potential bio-warfare pathogens. SIGA has antiviral programs targeting smallpox and other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). For more information about SIGA, please visit SIGA's web site at http://www.siga.com/.

The SIGA Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4504

SIGA 35 East 62nd Street, New York, NY 10065
Tel 212.672.9100  Fax 212.697.3130  siga.com

Forward-looking Statements
This press release contains or implies certain “forward-looking statements”' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development and possible eventual approval of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond SIGA's control. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (i) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (iv) SIGA may not be able to secure funding from anticipated government contracts and grants, (v) SIGA may not be able to secure or enforce sufficient legal rights in its products, including sufficient patent protection for its products, (vi) any challenge to our patent and other proprietary rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) regulatory approval for SIGA's products may require further or additional testing that will delay or prevent approval, (viii) the Biomedical Advanced Research & Development Authority may not complete the procurement set forth in its solicitation for the acquisition of a smallpox antiviral for the strategic national stockpile, or may complete it on different terms; (ix) the volatile and competitive nature of the biotechnology industry may hamper SIGA's efforts, (x) changes in domestic and foreign economic and market conditions may adversely affect SIGA's ability to advance its research or its products, (xi) changing federal, state and foreign regulation on SIGA's businesses may adversely affect SIGA's ability to advance its research or its products and (xii) market conditions may not permit an offering of securities or be sufficiently attractive to market participants to allow any offering to succeed.  More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:
Todd Fromer / Marybeth Csaby
KCSA Strategic Communications
212-896-1215 / 1236 / 1258
Tfromer@kcsa.com / mcsaby@kcsa.com

SIGA 35 East 62nd Street, New York, NY 10065
Tel 212.672.9100  Fax 212.697.3130  siga.com